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                                                                    EXHIBIT 5.1

                                 June 15, 1999

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05401

     Re: Legality of Securities to be Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

   I am Senior Vice President, General Counsel and Secretary of Chittenden Corporation, a Vermont corporation (the "Company"), and have represented the Company in connection with a Registration Statement (the "Registration Statement") on Form S-3 which was filed by the Company under the Securities Act of 1933, as amended, and which registers up to 500,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company (the "Shares") to be issued in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

   In that capacity, I have reviewed the amended and restated articles of incorporation and by-laws of the Company, the Registration Statement, including the exhibits thereto, the corporate proceedings taken by the Board of Directors relating to the authorization of the issuance of the Shares, and such other certificates and documents as I have deemed necessary or advisable for the issuance of this opinion.

   Based upon the foregoing, I am of the opinion that when the Shares have been issued and the Company has received full payment for the Shares therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable shares of Common Stock.

   The opinion expressed in this letter is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement and the prospectus which is a part thereof.

                                          Very truly yours,

                                          /s/ F. Sheldon Prentice
                                          -------------------------------------
                                          F.SHELDON PRENTICE, ESQ.
                                          Senior Vice President, General
                                           Counsel and
                                          Secretary